Exhibit 10.18

2023 AMENDMENT TO EMPLOYMENT
AGREEMENT

2023 AMENDMENT dated March __, 2022 between Titan Pharmaceuticals, Inc. (the “Company”) and Katherine Beebe DeVarney, Ph.D. (“Executive”).

WHEREAS, the Company and Executive are parties to an employment agreement dated November 1, 2018 (the “Employment Agreement”); and

WHEREAS, the Company and Executive wish to amend the Employment Agreement to reflect the agreed upon timing of the payment of accrued and unpaid salary to the Executive.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows. Capitalized terms not defined herein shall have the meanings set forth in the Employment Agreement.

1. Compensation.

(a) Section 3.1 of the Employment Agreement is hereby amended by adding the following sentence to the end of the paragraph: “Executive’s unpaid Base Salary shall accrue until the closing of transaction by the Company which provides the Company with the funds to pay the accrued and unpaid Base Salary, while retaining the ability to pay other similar current liabilities and continue operations for the foreseeable future.”

(b) Section 3.3 of the Employment Agreement is hereby amended to change “twelve (12) months following termination” to “ten (10) years following termination.”

2. Miscellaneous. Except as expressly amended by this Amendment, the Employment Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

TITAN PHARMACEUTICALS, INC.

By:
	Name:	David Lazar
	Title:	Chief Executive Officer

EXECUTIVE

Name:	Kate Beebe DeVarney, Ph.D.